UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2005

EDUCATION FUNDING CAPITAL I, LLC

(DEPOSITOR)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-102245	27-0046437
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file Number)	(I.R.S. Employer Identification Number)

Six East Fourth Street

Suite 310-A

Cincinnati, Ohio 45202

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (866) 300-8112

EDUCATION FUNDING CAPITAL TRUST - I

(ISSUER)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-102245	45-6117459
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file Number)	(I.R.S. Employer Identification Number)

c/o Fifth Third Bank

MD10AT60

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (513) 534-7949

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Redemption by Education Funding Capital Trust - I of Education Loan Backed Notes.

As of June 10, 2005, all of the Education Loan Backed Notes issued by Education Funding Capital Trust – I (the “Trust”) have been redeemed and paid in full pursuant to the terms of the Indenture of Trust dated as of May 1, 2002, as supplemented by the 2002 Series A1 & B1 Supplemental Indenture of Trust dated as of February 27, 2003 (collectively, the “Indenture”) among the Trust, The Bank of New York (as successor to Fifth Third Bank), as Indenture Trustee, and Fifth Third Bank, as eligible lender trustee for the Trust. The Education Loan Backed Notes shall henceforth no longer be outstanding for purposes of the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Cincinnati, in the State of Ohio, on June 15, 2005.

Education Funding Capital I, LLC

By:	/s/ Perry D. Moore
Perry D. Moore
Executive Vice President – Finance

Education Funding Capital Trust - I

By:	Education Lending Services, Inc., as Administrator

By:	/s/ Perry D. Moore
Perry D. Moore
Executive Vice President – Finance